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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)           May 29, 1996
                                                      ------------------------


                               Wave Systems Corp.
             (Exact name of registrant as specified in its charter)

        Delaware                        0-24752                 13-3477246
(State or other jurisdiction          (Commission               (IRS Employer
    of incorporation)              File Number)            Identification No.)

                  540 Madison Avenue, New York, New York 10022
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               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code     (212) 755-3282


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Item 5.  Other Events

         On May 29, 1996 Wave Systems Corp. (the "Company") issued 350 shares of newly created Series B Preferred Stock, at a price of $10,000 per share, for an aggregate of $3,500,000. The shares were sold to five (5) offshore investors pursuant to Regulation S promulgated under the Securities Act of 1933. The Series B Preferred Stock is convertible into the Class A Common Stock of the Company at an effective conversion price of the lower of (i) 110% of the average closing bid price on the Nasdaq National Market System for the five (5) trading days ending on the Closing Date, defined in the Certificate of Designation of the Series B Preferred Stock attached hereto as Exhibit 3.1 (the "Certificate of Designation"), or (ii) 85% of the average closing bid price on the Nasdaq National Market System of the Company's Class A Common Stock for the five (5) trading days immediately preceding the Date of Conversion, defined in the Certificate of Designation.

Item 7.  Financial Statements and Exhibits

         Exhibit 3.1 Certificate of Designation of Series B Preferred Stock of Wave Systems Corp., as filed with the Delaware Secretary of State on May 24, 1996

         Exhibit 4.1 Form of Subscription Agreement entered into with each investor.

         Exhibit 99.1      Press Release Dated May 30, 1996.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Wave Systems Corp.

Date: May 30, 1996              By:      /s/Peter J. Sprague
                                   -------------------------
                                     Name:  Peter J. Sprague
                                     Title: Chairman and Chief Executive Officer

                                       -3-


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                           EXHIBIT INDEX


               Exhibit No.                Description
               ----------                 -----------

                 3.1 Certificate of Designation of Series B Preferred Stock of Wave Systems Corp., as filed with the Delaware Secretary of State on May 24, 1996

                 4.1 Form of Subscription Agreement entered into with each investor.

                 99.1      Press Release Dated May 30, 1996.